Exhibit 107

Calculation of Filing Fee Table

Form S-8 (Form Type)

Origin Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	2021 Equity Incentive Plan Common Stock, $0.0001 par value per share	457(c) and 457(h)(2)	9,378,902(3)	6.32(2)	59,274,661	.0000927	5,495
Equity	2021 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	457(c) and 457(h)(4)	1,875,780(5)	5.37(4)	10,076,690	.0000927	934
Total Offering Amounts					69,351,351		6,429
Total Fees Previously Paid							—
Total Fee Offsets							—(6)
Net Fee Due							6,429

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Origin Materials, Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the common stock as reported on the Nasdaq Capital Market on May 6, 2022.

(3)Represents an automatic annual increase equal to 5% of the total number of shares of the Registrant’s fully-diluted capital stock outstanding on December 31st of the preceding fiscal year, which annual increase is provided by the 2021 Plan.

(4)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the common stock as reported on the Nasdaq Capital Market on May 6, 2022, multiplied by 85%.

(5)Represents an automatic annual increase equal to 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding fiscal year, which annual increase is provided by the 2021 ESPP.

(6)The Registrant does not have any fee offsets.

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